FORM OF PROXY


                       [Logo]                            YOUR VOTE IS IMPORTANT!
                     [Address]


                      Please fold and detach card at perforation before mailing.

                           SCUDDER VARIABLE SERIES II
                        [SVS Growth and Income Portfolio]
                      [SVS Growth Opportunities Portfolio]

PROXY             SPECIAL MEETING OF SHAREHOLDERS - February 14, 2002

         The undersigned hereby appoints Philip J. Collora, John Millette, Caroline Pearson and Kathryn L. Quirk, and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of [SVS Growth and Income Portfolio] [SVS Growth Opportunities Portfolio] (the "Portfolio") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Portfolio to be held at the offices of Zurich Scudder Investments, Inc., 13th Floor, Two International Place, Boston, MA 02110-4103, on February 14, 2002, at 3:00 p.m., Eastern time, and at any adjournments thereof.

                                        PLEASE  SIGN AND RETURN  PROMPTLY IN THE
                                        ENCLOSED   ENVELOPE.   NO   POSTAGE   IS
                                        REQUIRED.

                                        Dated ____________________________,200_

                                        Please  sign  exactly  as  your  name or
                                        names   appear.   When   signing  as  an
                                        attorney,    executor,    administrator,
                                        trustee or guardian, please give your full title as such.


                                        ----------------------------------------
                  [Name]
                  [Address]
                                        ----------------------------------------
                                           Signature(s) of Shareholder(s)

                       [Logo]                            YOUR VOTE IS IMPORTANT!
                     [Address]



           Please fold and detach card at perforation before mailing.

          All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposal.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF SCUDDER VARIABLE SERIES II (THE "TRUST"). THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL.

                       Please vote by filling a box below.

PROPOSAL                                     FOR       AGAINST        ABSTAIN

To approve a new  subadvisory  agreement     [ ]        [ ]              [ ]
for the Portfolio  between Janus Capital
Corporation     and    Zurich    Scudder
Investments, Inc.

The proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournments thereof.

                           PLEASE SIGN ON REVERSE SIDE